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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF SPINNAKER EXPLORATION COMPANY

       Name:                                    Jurisdiction:
       -----                                    -------------
WP Spinnaker Holdings, Inc.                       Delaware
Spinnaker Exploration Company, LLC                Delaware